                                                                      EXHIBIT 12

                     ANR PIPELINE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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
                                                                   NINE MONTHS
                                                                      ENDED
                                    YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                               ---------------------------------- -------------
                                1989   1990   1991   1992   1993   1992   1993
                               ------ ------ ------ ------ ------ ------ ------
EARNINGS:
  Pretax earnings from
   continuing operations...... $238.9 $221.8 $224.7 $227.9 $237.2 $182.5 $179.4
  Fixed charges, excluding
   capitalized interest--see
   below......................   81.1   71.3   67.1   63.6   56.2   49.2   43.0
                               ------ ------ ------ ------ ------ ------ ------
  Earnings.................... $320.0 $293.1 $291.8 $291.5 $293.4 $231.7 $222.4
                               ====== ====== ====== ====== ====== ====== ======
FIXED CHARGES:
  Interest expense............ $ 75.6 $ 65.4 $ 61.0 $ 58.1 $ 50.8 $ 45.1 $ 39.0
  Interest factor, included in
   rentals....................    5.5    5.9    6.1    5.5    5.4    4.1    4.0
                               ------ ------ ------ ------ ------ ------ ------
  Fixed charges, excluding
   capitalized interest.......   81.1   71.3   67.1   63.6   56.2   49.2   43.0
  Capitalized interest........     .7    4.3    4.5    3.9    1.5    2.6    1.2
                               ------ ------ ------ ------ ------ ------ ------
  Fixed charges............... $ 81.8 $ 75.6 $ 71.6 $ 67.5 $ 57.7 $ 51.8 $ 44.2
                               ====== ====== ====== ====== ====== ====== ======
Ratio of earnings to fixed
 charges......................  3.91x  3.88x  4.08x  4.32x  5.08x  4.47x  5.03x
                               ====== ====== ====== ====== ====== ====== ======
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